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                                                                   Exhibit 23.01



            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the following Registration
Statements:

(1) Registration Statements on Form S-3 (No. 333-101907, No. 333-62944, No. 333-24483, No. 333-46482, No. 33-62198 and No. 33-57223) of Cardinal
     Health, Inc.,

(2) Registration Statements on Form S-4 (No. 333-62938 and No. 333-74761) of Cardinal Health, Inc., and

(3) Registration Statements on Form S-8 (No. 333-42357, No. 33-64337, No. 333-72727, No. 333-91849, No. 333-01927-01, No. 333-11803-01, No.
     333-21631-01, No. 333-21631-02, No. 333-30889-01, No. 333-56655-01, No.
     333-71727, No. 333-68819-01, No. 333-90417, No. 333-90415, No. 333-92841,
     No. 333-38198, No. 333-38190, No. 333-38192, No. 333-56010, No. 333-53394,
     No. 333-91600, No. 333-102369, No. 333-100564 and 333-120006) of Cardinal
     Health, Inc.,

of our reports dated September 9, 2005, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc., Cardinal Health, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cardinal Health, Inc., included in this Annual Report (Form 10-K) for the fiscal year ended June 30, 2005.


/s/ Ernst & Young LLP

Columbus, Ohio
September 12, 2005